Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2005 Q1	2004 Q4	2004 Q3	2004 Q2	2004 Q1
Earnings (Reported Basis)
Net Interest Income	$860.5	$784.6	$775.4	$711.0	$732.0
Non-Interest Income	1,516.0	1,521.5 (1)	1,539.4 (1)	1,396.1	1,443.1

Total Revenue(2)	2,376.5	2,306.1	2,314.8	2,107.1	2,175.1
Provision for Loan Losses	259.6	467.1	267.8	242.3	243.7
Marketing Expenses	311.8	511.1	317.7	253.8	255.1
Operating Expenses	1,016.1 (3)	1,045.4 (3)	994.3 (3)	975.0 (3)	969.7

Income Before Taxes	789.0	282.5	735.0	636.0	706.6
Tax Rate	35.8%	30.9%	33.3%	36.0%	36.2%
Net Income	$506.6	$195.1	$490.2	$407.4	$450.8

Common Share Statistics
Basic EPS	$2.08	$0.82	$2.07	$1.74	$1.94
Diluted EPS	$1.99	$0.77	$1.97	$1.65	$1.84
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$35.62	$33.99	$32.67	$29.90	$28.54
Stock Price Per Share (period end)	$74.77	$84.21	$73.90	$68.38	$75.43
Total Market Capitalization (period end)	$18,849.5	$20,783.0	$17,936.8	$16,514.5	$18,084.9
Shares Outstanding (period end)	252.1	246.8	242.7	241.5	239.8
Shares Used to Compute Basic EPS	244.0	239.2	236.4	234.7	232.0
Shares Used to Compute Diluted EPS	255.2	253.0	249.0	247.6	245.4

Reported Balance Sheet Statistics (period avg.)
Average Loans	$38,204	$36,096	$34,772	$33,290	$32,878
Average Earning Assets	$50,898	$49,500	$47,267	$45,705	$44,112
Average Assets	$56,288	$53,339	$51,496	$50,020	$47,699
Average Equity	$8,568	$8,221	$7,561	$6,943	$6,443
Return on Average Assets (ROA)	3.60%	1.46%	3.81%	3.26%	3.78%
Return on Average Equity (ROE)	23.65%	9.49%	25.93%	23.47%	27.99%

Reported Balance Sheet Statistics (period end)
Loans	$37,959	$38,216	$35,161	$34,551	$33,172
Total Assets	$55,632	$53,747	$51,960	$50,070	$49,146
Capital(4)	$9,839	$9,231	$8,769	$8,057	$7,675
Loan growth	$(257)	$3,055	$610	$1,379	$321
% Loan Growth Q Over Q (annualized)	(3)%	35%	7%	17%	4%
% Loan Growth Y Over Y	14%	16%	15%	29%	20%
Capital to Assets Ratio	17.69%	17.17%	16.88%	16.09%	15.62%
Capital plus Allowance to Assets Ratio	20.27%	19.98%	19.56%	18.94%	18.66%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	39%	5%	36%	(11)%	41%
Non Interest Income Growth (annualized)	(1)%	(5)%	41%	(13)%	2%
Revenue Growth (annualized)	12%	(2)%	39%	(13)%	14%
Net Interest Margin	6.76%	6.34%	6.56%	6.22%	6.64%
Revenue Margin	18.68%	18.64%	19.59%	18.44%	19.72%
Risk Adjusted Margin(5)	16.08%	15.85%	17.07%	15.73%	16.62%
Operating Expense as a % of Revenues	42.76%	45.33%	42.95%	46.27%	44.58%
Operating Expense as a % of Avg Loans (annualized)	10.64%	11.58%	11.44%	11.72%	11.80%

Asset Quality Statistics (Reported)
Allowance	$1,440	$1,505	$1,395	$1,425	$1,495
30+ Day Delinquencies	$1,319	$1,472	$1,407	$1,351	$1,266
Net Charge-Offs	$330	$345	$298	$310	$342
Allowance as a % of Reported Loans	3.79%	3.94%	3.97%	4.12%	4.51%
Delinquency Rate (30+ days)	3.47%	3.85%	4.00%	3.91%	3.82%
Net Charge-Off Rate	3.46%	3.82%	3.43%	3.72%	4.17%

(1)	Includes a $41.1 million gain resulting from the sale of the French loan portfolio in Q4 2004 and a $31.5 million gain resulting from the sale of a joint venture investment in South Africa in Q3 2004.
(2)	In accordance with the Company's finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q1 2005—$243.9, Q4 2004—$276.8, Q3 2004—$269.7, Q2 2004—$263.5 million, and Q1 2004—$285.5 million.
(3)	Includes employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives of $23.7 million, $42.1 million, $26.7 million and $56.0 million for Q1 2005, Q4 2004, Q3 2004 and Q2 2004, respectively. In addition, Q1 2005 includes a $18.8 million reversal of a previously recognized impairment related to the sale of the Tampa, FL facility and Q3 2004 had charges of $20.6 million related to a change in the fixed asset capitalization thresholds and $15.8 million related to impairment of internally developed software.
(4)	Includes preferred interests and mandatory convertible securities.
(5)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(1)

(in millions)	2005 Q1	2004 Q4	2004 Q3	2004 Q2	2004 Q1
Earnings (Managed Basis)
Net Interest Income	$1,818.8	$1,701.8	$1,670.4	$1,585.4	$1,677.1
Non-Interest Income	1,071.4	1,099.0 (2)	1,099.8 (2)	1,011.3	1,014.5

Total Revenue(3)	2,890.2	2,800.8	2,770.2	2,596.7	2,691.6
Provision for Loan Losses	773.3	961.8	723.2	731.9	760.1
Marketing Expenses	311.8	511.1	317.7	253.8	255.1
Operating Expenses	1,016.1 (4)	1,045.4 (4)	994.3 (4)	975.0 (4)	969.7

Income Before Taxes	789.0	282.5	735.0	636.0	706.6
Tax Rate	35.8%	30.9%	33.3%	36.0%	36.2%
Net Income	$506.6	$195.1	$490.2	$407.4	$450.8

Managed Balance Sheet Statistics (period avg.)
Average Loans	$81,652	$76,930	$74,398	$72,327	$71,148
Average Earning Assets	$92,477	$88,461	$85,045	$82,905	$80,495
Average Assets	$99,283	$93,574	$90,543	$88,473	$85,324
Return on Average Assets (ROA)	2.04%	0.83%	2.17%	1.84%	2.11%

Managed Balance Sheet Statistics (period end)
Loans	$81,592	$79,861	$75,457	$73,367	$71,817
Total Assets	$98,724	$94,792	$91,665	$88,317	$87,197
Loan Growth	$1,731	$4,404	$2,090	$1,550	$572
% Loan Growth Q over Q (annualized)	9%	23%	11%	9%	3%
% Loan Growth Y over Y	14%	12%	12%	21%	21%
Capital to Assets Ratio	9.97%	9.74%	9.57%	9.12%	8.80%
Capital plus Allowance to Assets Ratio	11.42%	11.33%	11.09%	10.74%	10.52%
Number of Accounts (000’s)	49,062	48,573	47,224	46,591	46,712
% Off-Balance Sheet Securitizations	53%	52%	53%	53%	53%
% at Introductory Rate	6%	7%	6%	6%	8%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	28%	8%	21%	(22)%	27%
Non Interest Income Growth (annualized)	(10)%	0%	35%	(1)%	(23)%
Revenue Growth (annualized)	13%	4%	27%	(14)%	6%
Net Interest Margin	7.87%	7.70%	7.86%	7.65%	8.33%
Revenue Margin	12.50%	12.66%	13.03%	12.53%	13.38%
Risk Adjusted Margin (5)	8.85%	8.87%	9.48%	8.67%	9.11%
Operating Expense as a % of Revenues	35.16%	37.33%	35.89%	37.55%	36.03%
Operating Expense as a % of Avg Loans (annualized)	4.98%	5.44%	5.35%	5.39%	5.45%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$2,812	$3,054	$2,944	$2,756	$2,731
Net Charge-Offs	$844	$840	$754	$800	$859
Delinquency Rate (30+ days)	3.45%	3.82%	3.90%	3.76%	3.80%
Net Charge-Off Rate	4.13%	4.37%	4.05%	4.42%	4.83%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes a $41.1 million gain resulting from the sale of the French loan portfolio in Q4 2004 and a $31.5 million gain resulting from the sale of a joint venture investment in South Africa in Q3 2004.
(3)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q1 2005 - $243.9, Q4 2004 - $276.8, Q3 2004 - $269.7, Q2 2004 - $263.5 million, and Q1 2004 - $285.5 million.
(4)	Includes employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives of $23.7 million, $42.1 million, $26.7 million and $56.0 million for Q1 2005, Q4 2004, Q3 2004 and Q2 2004, respectively. In addition, Q1 2005 includes a $18.8 million reversal of a previously recognized impairment related to the sale of the Tampa, FL facility and Q3 2004 had charges of $20.6 million related to a change in the fixed asset capitalization thresholds and $15.8 million related to impairment of internally developed software.
(5)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS(1)

(in thousands)	2005 Q1	2004 Q4	2004 Q3	2004 Q2	2004 Q1
Segment Statistics
US Card:
Net Interest income	1,250,638	$1,158,773	$1,172,447	$1,124,099	$1,200,577
Non-interst income	779,415	823,012	811,465	816,034	769,056
Provision for loan losses	489,036	649,862	503,179	519,569	535,279
Non-interest expenses	836,142	1,016,384	833,183	820,424	829,925
Income tax provision (benefit)	246,706	113,594	233,118	216,051	217,594

Net income (loss)	$458,169	$201,945	$414,432	$384,089	$386,835

Loans receivable	$46,629,763	$48,609,571	$46,081,967	$45,247,444	$45,297,959
Net charge-off rate	4.73%	4.93%	4.68%	5.19%	5.41%
Delinquency Rate (30+ days)	3.66%	3.97%	4.14%	3.95%	3.99%
Auto Finance:
Net Interest income	249,507	$207,379	$205,385	$195,974	$189,199
Non-interest income	11,339	13,690	20,926	22,666	23,430
Provision for loan losses	92,313	88,408	56,483	54,908	80,182
Non-interest expenses	113,765	93,482	83,401	81,345	84,533
Income tax provision (benefit)	19,169	14,104	31,114	29,659	17,249

Net income (loss)	$35,599	$25,075	$55,313	$52,728	$30,665

Loans receivable	$13,292,953	$9,997,497	$9,734,254	$9,383,432	$8,833,929
Net charge-off rate	2.89%	3.87%	2.63%	2.53%	4.13%
Delinquency Rate (30+ days)	3.51%	5.50%	5.54%	5.59%	5.44%
Global Financial Services:
Net Interest income	$412,733	$390,262	$361,165	$338,192	$331,889
Non-interst income	233,841	240,781	240,597	185,488	177,326
Provision for loan losses	188,316	220,253	150,921	159,001	153,436
Non-interest expenses	351,476	368,020	322,552	295,117	279,860
Income tax provision (benefit)	36,309	13,561	41,445	23,471	24,984

Net income (loss)	$70,473	$29,209	$86,844	$46,091	$50,935

Loans receivable	$21,683,102	$21,240,325	$19,614,693	$18,722,812	$17,642,995
Net charge-off rate	3.55%	3.30%	3.26%	3.43%	3.60%
Delinquency Rate (30+ days)	3.04%	2.81%	2.65%	2.50%	2.63%
Other:
Net Interest income	$(94,118)	$(54,587)	$(68,630)	$(72,795)	$(44,587)
Non-interst income	46,806	21,496	26,785	(12,890)	44,724
Provision for loan losses	3,627	3,277	12,593	(1,535)	(8,771)
Non-interest expenses	26,449	78,641	72,848	31,926	30,578
Income tax provision (benefit)	(19,709)	(53,908)	(60,858)	(40,555)	(4,041)

Net income (loss)	$(57,679)	$(61,101)	$(66,428)	$(75,521)	$(17,629)

Loans receivable	$(13,826)	$13,906	$25,917	$13,664	$42,019
Total:
Net Interest income	$1,818,760	$1,701,827	$1,670,367	$1,585,470	$1,677,078
Non-interst income	1,071,401	1,098,979	1,099,773	1,011,298	1,014,536
Provision for loan losses	773,292	961,800	723,176	731,943	760,126
Non-interest expenses	1,327,832	1,556,527	1,311,984	1,228,812	1,224,896
Income tax provision (benefit)	282,475	87,351	244,819	228,626	255,786

Net income (loss)	$506,562	$195,128	$490,161	$407,387	$450,806

Loans receivable	$81,591,992	$79,861,299	$75,456,831	$73,367,352	$71,816,902
Net charge-off rate	4.13%	4.37%	4.05%	4.42%	4.83%
Delinquency Rate (30+ days)	3.45%	3.82%	3.90%	3.76%	3.80%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended March 31, 2005

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures
Net interest income	$860,521	$958,239	$1,818,760
Non-interest income	$1,515,979	$(444,578)	$1,071,401
Total revenue	$2,376,500	$513,661	$2,890,161
Provision for loan losses	$259,631	$513,661	$773,292
Net charge-offs	$330,270	$513,661	$843,931

Balance Sheet Measures
Consumer loans	$37,959,203	$43,632,789	$81,591,992
Total assets	$55,631,566	$43,092,298	$98,723,864
Average consumer loans	$38,203,914	$43,448,571	$81,652,485
Average earning assets	$50,897,655	$41,579,833	$92,477,488
Average total assets	$56,287,734	$42,995,109	$99,282,843
Delinquencies	$1,318,958	$1,493,153	$2,812,111

(1)	Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, issued April 2003.
(2)	The Managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	March 31 2005	December 31 2004	March 31 2004
Assets:
Cash and due from banks	$761,234	$327,517	323,346
Federal funds sold and resale agreements	12,283	773,695	1,257,666
Interest-bearing deposits at other banks	446,793	309,999	188,237

Cash and cash equivalents	1,220,310	1,411,211	1,769,249
Securities available for sale	9,460,688	9,300,454	9,149,440
Consumer loans	37,959,203	38,215,591	33,171,516
Less: Allowance for loan losses	(1,440,000)	(1,505,000)	(1,495,000)

Net loans	36,519,203	36,710,591	31,676,516
Accounts receivable from securitizations	5,605,009	4,081,271	4,008,809
Premises and equipment, net	806,411	817,704	898,802
Interest receivable	259,350	252,857	236,852
Other	1,760,595	1,173,167	1,406,757

Total assets	$55,631,566	$53,747,255	49,146,425

Liabilities:
Interest-bearing deposits	$25,854,025	$25,636,802	23,610,851
Senior and subordinated notes	6,876,432	6,874,790	7,224,798
Other borrowings	10,243,235	9,637,019	8,254,383
Interest payable	242,464	237,227	245,172
Other	3,435,680	2,973,228	2,968,993

Total liabilities	46,651,836	45,359,066	42,304,197
Stockholders’ Equity:
Common stock	2,536	2,484	2,411
Paid-in capital, net	2,878,237	2,711,327	2,218,861
Retained earnings and cumulative other comprehensive income	6,166,070	5,741,131	4,670,384
Less: Treasury stock, at cost	(67,113)	(66,753)	(49,428)

Total stockholders’ equity	8,979,730	8,388,189	6,842,228

Total liabilities and stockholders’ equity	$55,631,566	$53,747,255	49,146,425

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended
	March 31 2005	December 31 2004	March 31 2004
Interest Income:
Consumer loans, including past-due fees	$1,184,036	$1,097,041	1,035,017
Securities available for sale	90,164	88,085	63,716
Other	62,068	64,204	65,998

Total interest income	1,336,268	1,249,330	1,164,731
Interest Expense:
Deposits	264,025	267,706	239,512
Senior and subordinated notes	114,480	116,419	124,418
Other borrowings	97,242	80,641	68,779

Total interest expense	475,747	464,766	432,709

Net interest income	860,521	784,564	732,022
Provision for loan losses	259,631	467,133	243,668

Net interest income after provision for loan losses	600,890	317,431	488,354
Non-Interest Income:
Servicing and securitizations	951,602	915,511	917,669
Service charges and other customer-related fees	401,186	374,048	354,493
Interchange	123,440	135,843	105,595
Other	39,751	96,173	65,377

Total non-interest income	1,515,979	1,521,575	1,443,134
Non-Interest Expense:
Salaries and associate benefits	433,501	382,646	424,392
Marketing	311,759	511,142	255,147
Communications and data processing	142,819	137,867	117,106
Supplies and equipment	86,446	92,827	88,321
Occupancy	17,901	55,994	38,719
Other	335,406	376,051	301,211

Total non-interest expense	1,327,832	1,556,527	1,224,896

Income before income taxes	789,037	282,479	706,592
Income taxes	282,475	87,351	255,786

Net income	$506,562	$195,128	$450,806

Basic earnings per share	$2.08	$0.82	$1.94

Diluted earnings per share	$1.99	$0.77	$1.84

Dividends paid per share	$0.03	$0.03	$0.03

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported	Quarter Ended 3/31/05			Quarter Ended 12/31/04			Quarter Ended 3/31/04
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$38,203,914	$1,184,036	12.40%	$36,096,481	$1,097,041	12.16%	$32,877,525	$1,035,017	12.59%
Securities available for sale	9,654,437	90,164	3.74%	9,741,355	88,085	3.62%	7,098,951	63,716	3.59%
Other	3,039,304	62,068	8.17%	3,662,512	64,204	7.01%	4,135,065	65,998	6.38%

Total earning assets	$50,897,655	$1,336,268	10.50%	$49,500,348	$1,249,330	10.10%	$44,111,541	$1,164,731	10.56%

Interest-bearing liabilities:
Deposits	$25,654,741	$264,025	4.12%	$25,580,044	$267,706	4.19%	$22,992,712	$239,512	4.17%
Senior and subordinated notes	6,908,505	114,480	6.63%	6,946,109	116,419	6.70%	7,270,889	124,418	6.84%
Other borrowings	10,698,085	97,242	3.64%	9,076,531	80,641	3.55%	7,834,046	68,779	3.51%

Total interest-bearing liabilities	$43,261,331	$475,747	4.40%	$41,602,684	$464,766	4.47%	$38,097,647	$432,709	4.54%

Net interest spread			6.10%			5.63%			6.02%

Interest income to average earning assets			10.50%			10.10%			10.56%
Interest expense to average earning assets			3.74%			3.76%			3.92%

Net interest margin			6.76%			6.34%			6.64%

7

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 3/31/05			Quarter Ended 12/31/04			Quarter Ended 3/31/04
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$81,652,485	$2,631,751	12.89%	$76,929,973	$2,476,365	12.88%	$71,148,287	$2,405,738	13.53%
Securities available for sale	9,654,437	90,164	3.74%	9,741,355	88,085	3.62%	7,098,951	63,716	3.59%
Other	1,170,566	17,672	6.04%	1,789,742	16,940	3.79%	2,247,996	13,056	2.32%

Total earning assets	$92,477,488	$2,739,587	11.85%	$88,461,070	$2,581,390	11.67%	$80,495,234	$2,482,510	12.34%

Interest-bearing liabilities:
Deposits	$25,654,741	$264,025	4.12%	$25,580,044	$267,706	4.19%	$22,992,712	$239,512	4.17%
Senior and subordinated notes	6,908,505	114,480	6.63%	6,946,109	116,419	6.70%	7,270,889	124,418	6.84%
Other borrowings	10,698,085	97,242	3.64%	9,076,531	80,641	3.55%	7,834,046	68,779	3.51%
Securitization liability	43,215,671	445,080	4.12%	40,291,395	414,797	4.12%	37,669,211	372,723	3.96%

Total interest-bearing liabilities	$86,477,002	$920,827	4.26%	$81,894,079	$879,563	4.30%	$75,766,858	$805,432	4.25%

Net interest spread			7.59%			7.37%			8.09%

Interest income to average earning assets			11.85%			11.67%			12.34%
Interest expense to average earning assets			3.98%			3.97%			4.01%

Net interest margin			7.87%			7.70%			8.33%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

8

FOR IMMEDIATE RELEASE: April 20, 2005
Contacts:	Investor Relations	Media Relations
	Mike Rowen (703) 720-3203	Tatiana Stead (703) 720-2352	Julie Rakes (804) 284-5800

Capital One Reports First Quarter Earnings

Company reaffirms EPS Guidance for 2005 of $6.60 to $7.00

McLean, Va. (April 20, 2005) – Capital One Financial Corporation (NYSE: COF) today announced that its earnings for the first quarter of 2005 were $506.6 million, or $1.99 per share (diluted), compared with $450.8 million, or $1.84 per share, for the first quarter of 2004, and $195.1 million, or $.77 per share, in the fourth quarter of 2004.

“The company’s first quarter results reflect strong performance in our US Card business as well as continued success in our Auto Finance and Global Financial Services businesses,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “Additionally, the acquisition of Hibernia Corporation, which we announced in March, will enhance our diversification efforts and growth prospects, while lowering our funding costs and overall risk profile.”

Managed loans grew to $81.6 billion as of March 31, 2005, up $1.7 billion, or 9 percent annualized, from the previous quarter, and up $9.8 billion, or 14 percent, from the first quarter of 2004. The company continues to expect that managed loans will grow at a rate of between 12 and 15 percent during 2005, excluding the impact of the Hibernia transaction.

The managed charge-off rate decreased to 4.13 percent in the first quarter of 2005 from 4.37 percent in the previous quarter, and from 4.83 percent in the first quarter of 2004. The company now expects its quarterly managed charge-off rate to stay below 4.25 percent in 2005, with seasonal variations and excluding the impact of the Hibernia transaction.

The company decreased its allowance for loan losses in the first quarter of 2005 by $65.0 million. The reduction was driven largely by seasonality of loan growth and credit metrics. The company continues to expect a net increase in its allowance for loan losses in the full year 2005, inclusive of the first quarter reduction and excluding the impact of the Hibernia transaction. The managed delinquency rate (30+ days) decreased to 3.45 percent as of March 31, 2005 from 3.82 percent as of the end of the previous quarter. The managed delinquency rate as of March 31, 2004 was 3.80 percent.

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Capital One Reports First Quarter Earnings

“Solid revenue growth, improvements in operating efficiency, and strong credit performance across our business keeps us on track to deliver diluted earnings of between $6.60 and $7.00 per share in 2005,” said Gary L. Perlin, Capital One’s Chief Financial Officer. This earnings guidance incorporates the expected impact of completing the acquisition of Hibernia Corporation in the third quarter of 2005, and includes pro rata 2005 earnings for Hibernia Corporation as estimated by I/B/E/S as of March 4, 2005.

Capital One’s managed revenue margin decreased to 12.50 percent in the first quarter of 2005 from 12.66 percent in the previous quarter, in line with our bias towards lower loss assets. The company’s managed revenue margin was 13.38 percent in the first quarter of 2004.

Marketing expenses for the first quarter of 2005 were $311.8 million, down $199.3 million from the $511.1 million spent in the fourth quarter of 2004. Marketing expenses were $255.1 million in the comparable quarter of the prior year. The company continues to expect annual marketing spend for 2005 to be similar to 2004, excluding the impact of the Hibernia transaction.

Annualized operating expenses as a percentage of average managed loans decreased to 4.98 percent in the first quarter of 2005, down from 5.44 percent in the previous quarter and 5.45 percent in the first quarter of 2004. Included in first quarter 2005 operating expenses were charges totaling $23.7 million for a combination of employee termination benefits and continued facility consolidations, as well as an $18.8 million reversal of a previously recognized impairment related to the sale of the Tampa, FL facility. The company expects about $40 million in additional restructuring charges in 2005 related to programs initiated in 2004.

The company continues to expect a return on managed assets of between 1.7 and 1.8 percent in 2005, with some quarterly variability, excluding the impact of the Hibernia transaction. The company expects that modest declines in its managed revenue margin will be more than offset by improvements in expenses as a percentage of managed loans.

During the first quarter of 2005, Capital One completed the acquisitions of Hfs Group, Onyx, InsLogic, and eSmartloan. Capital One also announced a definitive agreement to acquire Hibernia Corporation (NYSE: HIB) in a stock and cash transaction valued at approximately $5.3 billion. The transaction is subject to regulatory and Hibernia shareholder approvals and is expected to be completed in the third quarter of 2005.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting

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Capital One Reports First Quarter Earnings

principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and on its Form 8-K dated April 20, 2005 for 2005 earnings, charge-off rates, revenue margins, return on assets, allowance for loan losses, loan growth rates, marketing, the composition of loan growth, restructuring charges, the benefits of the business combination transaction involving Capital One and Hibernia, including future financial and operating results, and the new company’s plans, objectives, expectations and intentions are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: continued intense competition from numerous providers of products and services which compete with our businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the company’s ability to continue to diversify its assets; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; changes in the reputation of the credit card industry and/or the company with respect to practices or products; the success of the company’s marketing efforts; the company’s ability to execute effective tax planning strategies; the company’s ability to execute on its strategic and operating plans; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults, and charge-offs; the ability to obtain regulatory approvals of the proposed Capital One - Hibernia transaction on the proposed terms and schedule; the failure of Hibernia stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers.

A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2004.

Additional Information About the Capital One - Hibernia Transaction

In connection with the proposed merger between Capital One and Hibernia, Capital One and Hibernia will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Hibernia that also constitutes a prospectus of Capital One. Hibernia will mail the proxy statement/prospectus to its stockholders. Investors and

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Capital One Reports First Quarter Earnings

security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. A free copy of the proxy statement/prospectus (when available) and other related documents filed by Capital One and Hibernia with the SEC may be obtained at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Capital One’s website at www.capitalone.com under the tab “Investors” and then under the heading “SEC & Regulatory Filings” or by accessing Hibernia’s website at www.hibernia.com under the tab “About Hibernia” and then under the heading “Investor Relations—SEC Filings.”

Capital One, Hibernia and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Hibernia stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Hibernia stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Capital One’s executive officers and directors in its definitive proxy statement filed with the SEC on March 21, 2005. You can find information about Hibernia’s executive officers and directors in its definitive proxy statement filed with the SEC on March 15, 2005. You can obtain free copies of these documents from Capital One and Hibernia using the contact information above.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a bank holding company whose principal subsidiaries, Capital One Bank, Capital One, F.S.B. and Capital One Auto Finance, Inc. offer a variety of consumer lending products. Capital One’s subsidiaries collectively had 49.1 million accounts and $81.6 billion in managed loans outstanding as of March 31, 2005. Capital One is a Fortune 500 company and, through its subsidiaries, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index

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NOTE: First quarter 2005 financial results, SEC Filings, and first quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom right corner of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (EST) earnings conference call is accessible through the same link.